Exhibit 99.1

PETROSEARCH CLOSES QUINDUNO FIELD ACQUISITION
Wednesday November 16, 9:05 am ET


HOUSTON, Nov. 16 /PRNewswire-FirstCall/ -- Petrosearch Energy Corporation (OTC:
PTSG - News; "Petrosearch") announced today that it completed the previously
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disclosed acquisition of a 100% working interest in 1780 acres of leases in the
Quinduno Field from Quinduno Energy, L.L.C. The property is located in Roberts County, Texas in the Anadarko Basin.


About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States. Petrosearch is currently active in Texas, Oklahoma, North Dakota, Louisiana, and Mississippi. For more information please visit http://www.petrosearch.com.
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     Contact:
     Greg Noble
     Vice President, Equity Markets
     Tel. 713-961-9337
     Email: greg.noble@petrosearch.com
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Source: Petrosearch Energy Corporation